UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 21, 2006

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 21, 2006, Lionbridge Technologies, Inc. (the "Company") entered into a Credit Agreement (the "Credit Agreement"), dated as of December 21, 2006, together with VeriTest, Inc. ("VeriTest"), Lionbridge US, Inc. ("Lionbridge US"), Lionbridge Global Solutions Federal, Inc. ("Federal") and Lionbridge Global Solutions II, Inc. ("LGS II") (VeriTest, Lionbridge US, Federal and LGS II are collectively the "US Guarantors"), the several banks and financial institutions as may become parties to the Credit Agreement (collectively, the "Lenders") and HSBC Bank USA, National Association, as administrative agent for the Lenders ("HSBC"). The Credit Agreement replaces the Company's Term Loan B and Revolving Credit Facility with Wachovia Bank, National Association that had been in place since September 1, 2005 (the "2005 Credit Agreement".
The Credit Agreement provides for a five-year $100,000,000 revolving credit facility.
Pursuant to a Security Agreement, dated as of December 21, 2006, in favor of HSBCas agent for the Lenders, the Lenders have been granted a security interest in substantially all of the assets of the Company and the US Guarantors as security for the obligations of the Company and the US Guarantors under the Credit Agreement.
Pursuant to the Credit Agreement, the Company and the US Guarantors (collectively, the "Pledgors") have pledged a security interest in all of the issued and outstanding capital stock of certain of the Company's domestic subsidiaries. In addition, the Pledgors have pledged a security interest in 65% of the issued and outstanding voting capital stock of certain of the Company’s foreign subsidiaries and 100% of the issued and outstanding non-voting capital stock of certain of the Company’s foreign subsidiaries.
The obligations of the Company under the Credit Agreement are guaranteed by each US Guarantor.
The Credit Agreement contains customary representations and warranties, as well as customary events of default and affirmative covenants. In addition, there are customary negative covenants, including, among others, covenant relating to indebtedness, liens, the nature of the Company’s business, business combinations and corporate changes.
The foregoing description of the Credit Agreement and the ancillary agreements does not purport to be a complete statement of the parties’ rights under such agreements and is qualified in its entirety by reference to the full text of the agreements which are attached hereto as Exhibits 10.1 through 10.5.

Item 1.02 Termination of a Material Definitive Agreement.

As described in Item 1.01 above, effective December 21, 2006 and concurrent with the closing of the Credit Agreement on December 21, 2006 among the Company, the US Guarantors, the Lenders named therein and HSBC Bank USA, National Association as administrative agent for the Lenders, the Company's 2005 Credit Agreement was terminated. There are no cash prepayment penalties resulting from the termination and retirement of the 2005 Credit Agreement. Lionbridge will incur a $2.6 million non-cash charge in Q4 of 2006 representing the unamortized portion of capitalized financing fees under the 2005 Credit Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

December 26, 2006	By:	Stephen J. Lifshatz

Name: Stephen J. Lifshatz
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement dated as of December 21, 2006 by and among Lionbridge Technologies, Inc., VeriTest, Inc., Lionbridge U.S., Inc., Lionbridge Global Solutions Federal, Inc., the several banks and financial institutions named therein, and HSBC Bank USA, National Association, as administrative agent.
10.2	Pledge Agreement dated as of December 21, 2006 by and among Lionbridge Technologies, Inc., VeriTest, Inc., Lionbridge U.S., Inc., Lionbridge Global Solutions Federal, Inc., the several banks and financial institutions named therein, and HSBC Bank USA, National Association, as administrative agent.
10.3	Security Agreement dated as of December 21, 2006 by and among Lionbridge Technologies, Inc., VeriTest, Inc., Lionbridge U.S., Inc., Lionbridge Global Solutions Federal, Inc., the several banks and financial institutions named therein, and HSBC Bank USA, National Association, as administrative agent.
10.4	Form of Revolving Note under the Credit Agreement dated as of December 21, 2006.
10.5	Form of Swingline Note under the Credit Agreement dated as of December 21, 2006.